SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement") is entered into as of
7/18/2005 by and between Midwest E.S.W.T. Corp., a Nevada corporation (“MDWE”), on the one hand, and Direct Success, Inc., a California corporation (“Direct Success"), and the shareholders of Direct Success identified on the signature page hereof (the "Shareholders”), on the other hand.

RECITALS

WHEREAS, the Shareholders are the owners of 100% of the issued and outstanding shares of common stock of Direct Success as set forth in Exhibit A (the "Direct Success Shares");

WHEREAS, MDWE desires to purchase from the Shareholders and the Shareholders desire to sell to MDWE, all the Direct Success Shares in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENTS

1.           Purchase and Sale. At the Closing, subject to terms and conditions contained in this Agreement, and on the basis of the representations, warranties and agreements herein contained, the Shareholders shall sell to MDWE, and MDWE shall purchase from the Shareholders, the Direct Success Shares.

2.           Purchase Price. As consideration for the purchase of the Direct Success Shares, MDWE shall issue to the Shareholders, as set forth in Exhibit A, a total of seventy million (70,000,000) shares of MDWE common stock (the "MDWE Shares").

3.           Closing. The closing of the sale and purchase of the Direct Success Shares (the “Closing") shall take place on July 15, 2005 at Newport Beach, or at such other date, time and place as may be agreed upon in writing by the parties hereto, but not later than August 15,2005 (the "Termination Date"). The date of the Closing is sometimes herein referred to as the "Closing Date."

3.1.           Items to be Delivered Immediately Prior to or at Closing. At the Closing:

A.           The Shareholders shall deliver to MDWE:

(i)
the Direct Success Shares, fully paid and non-assessable and subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate(s), which legend shall provide substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT8EEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT”'), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOTSE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FROM THEISSUANCE THEREOF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR (ii) UPON THE EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES).

B.           MDWE shall deliver to the Shareholders:

(i)
the MDWE Shares, in amounts and issued as set forth in Exhibit A, fully paid and non-assessable and subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate(s) asset forth in Section3.1(A).

C.           MDWE shall deliver to Direct Success:

(i)	written confirmation of the approval of the herein described transactions by MDWE's Board of Directors;

(ii)	an officers certificate, executed by the President and Secretary of MDWE, in the form attached hereto as Exhibit B;

D.           Direct Success shall deliver to MDWE:

(i) written confirmation of the approval of the herein described transactions by Direct Success's Board of Directors;

(ii) an officers certificate, executed by the President and Secretary of Direct Success, in the form attached hereto as Exhibit C;

4.           Representations and Warranties of Direct Success. To induce MDWE to enter into this Agreement and to consummate the transactions contemplated hereby, Direct Success represents and warrants as of the date hereof and as of the Closing, as follows:

4.1.           Corporate Status. Direct Success is a corporation duly organized, validly existing and in good standing under the Laws of the State of California and is qualified to do business in any jurisdiction where it is required to be so qualified. The articles and bylaws of Direct Success that have been delivered to MDWE as of the date hereof are current, correct and complete.

4.2.           Authorization. Direct Success has the requisite power and authority to execute and deliver this Agreement and to perform the transactions hereunder. This Agreement, and all of the exhibits attached hereto, constitutes the legal, valid and binding obligation of Direct Success.

4.3.           Consents and Approvals. Except for the filings, permits, authorizations, consents and approvals under federal and/or state securities laws, and applicable stock exchange regulations which may be applicable, neither the execution and delivery by Direct Success of this Agreement, nor the performance by it of the transactions contemplated hereby, require any filing, consent or approval.

4.4.           Capitalization. The authorized capital stock of Direct Success consists of one hundred million (100,000,000) shares of common stock, with no par value, of which twenty one million, eight hundred and seventy two thousand, four hundred and eighty seven (21,872,487) shares are issued and outstanding.

4.5.           Books and Records. Direct Success keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of their assets, liabilities and equities. The minute books of Direct Success contain records of their shareholders' and directors' meetings and of action taken by such shareholders and directors.  The meetings of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly appointed. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.

4.6.           Financial Statements;Contracts. Attached hereto as Exhibit D is (a) an income statement and a balance sheet as of and for the year ended December 31, 2004, (b) an income statement and a balance sheet as of March 31, 2005 and for the quarter then ended. Attached hereto as Exhibit E is a list of all contracts to which Direct Success is a party or obligated as of the Closing Date, and Direct Success hereby represents and warrants that there are no other material contracts or agreements in existence as of the Closing Date.

4.7.           Taxes.

A.           All taxes, assessments, fees, penalties, interest and other governmental charges with respect to Direct Success which have become due and payable on the date hereof have been paid in full or adequately reserved against by Direct Success, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

B.           There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against Direct Success, nor are there any actions, suits, proceedings, investigations or claims now pending against Direct Success, nor are there any actions, suits, proceedings, investigations or claims now pending against Direct Success in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against Direct Success; and

C.           The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against Direct Success.

4.8           Subsidiaries. Direct Success does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity other than as follows: 75% interest in Direct Success LLP 3 (dba “Banjo Minnow") and 100% interest in Direct Success LLC 1 (dba “Torso-T”).

4.9.           Legal Proceedings and Compliance with Law. There is no litigation that is pending or, to Direct Success's knowledge, threatened against Direct Success. To Direct Success's knowledge, there has been no default under any laws applicable to Direct Success, Direct Success has not received any notices from any governmental entity regarding any alleged defaults under any laws, and there has been no default with respect to any court order applicable to Direct Success.

4.10           Intellectual Property. Direct Success has good and valid title to and ownership of all intellectual property (defined herein as trademarks, trade names or copyrights, patents, domestic or foreign, collectively the "Intellectual Property") necessary for its business and operations (as now conducted and as proposed to be conducted). Other than as set forth in Exhibit E, there are no outstanding options, licenses or agreements of any kind to which Direct Success is a party or by which it is bound relating to any Intellectual Property, whether owned by Direct Success or another person. To the knowledge of Direct Success, the business of Direct Success as formerly and presently conducted did not and does not conflict with or infringe upon any Intellectual Property right owned or claimed by another.

4.11.           Finder's Fees. Other than as set forth in a contract disclosed in Exhibit E. no person retained by Direct Success is or will be entitled to any commission or finder's or similar fee in connection with the transactions contemplated by this Agreement.

4.12.           Accuracy of Information.  To Direct Success's knowledge, no representation or warranty by Direct Success made herein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which such statements were made;

5.           Representations and Warranties of MDWE. To induce Direct Success and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, MDWE represents and warrants as of the date hereof and as of the Closing, as follows:

5.1.           Corporate Status.  MDWE is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and is qualified to do business in any jurisdiction where it is required to be so qualified. The articles and bylaws of MDWE that have been delivered to Direct Success as of the date hereof are current, correct and complete.

5.2.           Authorization. MDWE has the requisite power and authority to execute and deliver this Agreement and to perform the transactions hereunder. This Agreement and all of the exhibits attached hereto, constitutes the legal, valid and binding obligation of MDWE.

5.3.           Consents and Approvals. Except for the filings, permits, authorizations, consents and approvals under federal and/or state securities laws, and applicable stock exchange regulations which maybe applicable, neither the execution and delivery by MDWE of this Agreement, nor the performance by it of the transactions contemplated hereby require any filing, consent or approval.

5.4.           Capitalization. The authorized capital stock of MDWE consists of one hundred million (100,000,000) shares of common stock, par value $.001, and ten million (1 0,000,000) shares of preferred stock, par value $.001, of which thirty two million (32,000,000) restricted shares and sixteen million, seven hundred and thirty six thousand (16,736,000) shares, respectively, are issued and outstanding.

5.5.           Books and Records. MDWE keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of their assets, liabilities and equities. The minute books of MDWE contain records of their shareholders' and directors' meetings and of action taken by such shareholders and directors. The meetings of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.

5.6.           Financial Statements; Contracts. MDWE hereby represents and warrants that the financial statements included in its filings with the Securities and Exchange Commission are complete and accurately represent its current financial condition. Attached hereto as Exhibit F is a list of all contracts to which MDWE is a party or obligated as of the Closing Date which are not included in its filings with the SEC, and MDWE hereby represents and warrants that there are no other material contracts or agreements in existence as of the Closing Date.

5.7.           Taxes.

A.           All taxes, assessments,. fees, penalties, interest and other governmental charges with respect to MDME which have become due and payable on the date hereof have been paid in full or adequately reserved against by MDWE (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes) and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

B;           There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against MDWE. nor are there any actions, suits, proceedings, investigations or claims now pending against MDWE, nor are there any actions, suits, proceedings, investigations or claims. now pending against MDWE in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against MDWE ; and

C.           The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against MDWE.

5.8.           Subsidiaries. MDWE does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity.

5.9.           Legal Proceedings and Compliance with Law. There is no litigation that is pending or, to MDWE's knowledge, threatened against MDWE. To MDWE's knowledge, there has been no default under any laws applicable to MDWE, MDWE has not received any notices from any governmental entity regarding any alleged defaults under any laws, and there has been no default with respect to any court order applicable to MDWE.

5.10.           Intellectual Property. MDWE has good and valid title to and ownership of all Intellectual Property necessary for its business and operations (as now conducted and as proposed to be conducted). Other than as set forth in Exhibit F, there are no outstanding options, licenses or agreements of any kind to which MDWE is a party or by which it is bound relating to any Intellectual Property, whether owned by MDWE or another person.  To the knowledge of MDWE, the business of MDWE as formerly and presently conducted did not and does not conflict with or infringe upon any Intellectual Property right owned or claimed by another.

5.11.           Finder's Fees. Other than as set forth in a contract disclosed in Exhibit F, no person retained by MDWE is or will be entitled to any commission or finder's or similar fee in connection with the transactions contemplated by this Agreement.

5.12. Accuracy of Information. To MDWE’s knowledge, no representation or warranty by MDWE made herein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which such statements were made.

6.           Covenants of Direct Success.  To induce MDWE to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, Direct Success covenants and agrees as follows:

6.1.           Conduct of the Business. Except as contemplated or otherwise consented to by MDWE in writing, after the date of this Agreement and until the date of Closing, Direct Success shall carry on its business in the ordinary course.

6.2.           Access to Information. From the date of this Agreement to the Closing Date, Direct Success shall give to MDWE and its officers, employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to Direct Success as the other party may reasonably request.  MDWE shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement and shall otherwise hold such information in confidence until such time as such information otherwise becomes publicly available and will sign such standard and customary non-disclosure agreements as are reasonably requested by Direct Success.

6.3.           No Solicitation. From and after the date hereof until the Termination Date, Direct Success will not, and will not authorize or permit any Direct Success representatives to, directly or indirectly, solicit or initiate (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an acquisition proposal from any person, or engage in any discussion or negotiations relating thereto or accept any acquisition proposal.

6.4.           Delivery of Financial Statements. Direct Success will use its best efforts to deliver to MDWE audited financial statements as of December 31, 2003 and 2004 and for the two years then ended, audited by a firm acceptable to MDWE, prior to the date which is sixty (60) days following the Closing.

7.           Covenants of MDWE. To induce Direct Success and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, MDWE covenants and agrees as follows:

7.1.           Conduct of the Business. Except as contemplated or otherwise consented to by Direct Success in writing, after the date of this Agreement and until the date of Closing, MDWE shall carryon its business in the ordinary course.

7.2.           Access to Information. From the date of this Agreement to the Closing Date, MDWE shall give to Direct Success and the Shareholders, and each of their officers, employees, counsel, accountants and other representatives access to and the right to inspect during normal business hours, all of the assets, records, contracts and other documents relating to MDWE as the other party may reasonably request. Direct Success and the Shareholders shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement and shall otherwise hold such information in confidence until such time as such information otherwise becomes publicly available and will sign such standard and customary non-disclosure agreements as are reasonably requested by MDWE.

7.3.           No Solicitation.  From and after the date hereof until the Termination Date, MDWE will not, and will not authorize or permit any MDWE representatives to, directly or indirectly, solicit or initiate (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an acquisition proposal from any person, or engage in any discussion or negotiations relating thereto or accept any acquisition proposal.

8.           Mutual Covenants. Without limiting any covenant, agreement, representation or warranty made, each of the parties covenants and agrees as follows:

8.1.           Fulfillment of Closing Conditions. At and prior to the Closing, each party shall use commercially reasonable efforts to fulfill, and to cause each other to fulfill, the conditions specified in this Agreement to the extent that the fulfillment of such conditions is within its or his control.

8.2.           Disclosure of Certain Matters. Direct Success on the one hand, and MDWE, on the other hand, shall give MDWE and Direct Success, respectively, .prompt notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed by such party under this Agreement, (b) would cause any of the representations and warranties of such party contained herein to be inaccurate or otherwise misleading, except as contemplated by the terms hereof, or (c) gives any such party any reason to believe that any of the conditions set forth in this Agreement will not be satisfied prior to the Termination Date.

8.3.           Public Announcements. Direct Success and MDWE shall consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as maybe required by applicable law, neither party shall issue any such press release or make any such public statement without the consent of the other parties hereto.

8.4.           Confidentiality.  If the transactions contemplated hereby are not consummated, each party shall treat all information obtained in its investigation of the other party or any affiliate thereof, and not otherwise known to them or already in the public domain, as confidential and shall not use or otherwise disclose such information to any third party and shall return to such other party or affiliate all copies made by it or its representatives of confidential information provided by such other party or affiliate.

9.           Conditions Precedent. This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

9.1.           The obligations of Direct Success and the Shareholders to deliver the Direct Success Common Shares and to satisfy their other obligations hereunder shall be subject to the fulfillment (or waiver by Direct Success and the Shareholders), at or prior to the Closing, of the following conditions, which MDWE agrees to use its best efforts to cause to be fullfilled:

A.           Representations and Warranties.  The representations and warranties of MDWE contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

B.           Agreements, Conditions and Covenants.  MDWE shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

C.           Legality. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of such purchase and sale.

9.2.           The obligations of MDWE to pay the Purchase Price and to satisfy their other obligations hereunder shall be subject to the fulfillment (or waiver by MDWE), at or prior to the Closing, of the following conditions, which Direct Success agrees to use its best efforts to cause to be fulfilled:

A.           Representations and Warranties. The representations and warranties of Direct Success contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

B.           Agreements, Conditions and Covenants. Direct Success shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

C.           Legality. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of such purchase and sale.

10.           Termination.

10.1.           Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing Date only by the mutual consent of all of the Parties. Following the Closing Date, in the event the Closing does occur within ten (10) days of the Closing Date, this Agreement may be terminated by either Party upon delivery of written notice to the other Party.

10.2.           If this Agreement is terminated pursuant to Section 10.1, the agreements contained in Section 8 shall survive the termination hereof and any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party.

11.           General.

11.1.           Expenses.  Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the Parties hereto shall be paid prior to Closing.

11.2.           Notices.  Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be delivered by facsimile or overnight courier to the following addresses:

To Direct Success:

Direct Success, Inc.
575 Anton Blvd., Suite 300
Costa Mesa, CA 92626

with a copy to:

Marc R. Tow & Associates
3920 Birch Street, Suite 102
Newport Beach, CA 92660

To MDWE:

Midwest E.S.W.T. Corp.
1605 Park Ave., Suite B
Bismark, ND 58504

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. Notice shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the nextbusiness day.

11.3.           Entire Agreement. This Agreement, together with the schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement, or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

11.4.           Survival of Representations. All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates or any other-Instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a Party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any Party hereto, notwithstanding that such Party knew or should have known at the time of Closing that such right or remedy existed.

11.5.           Incorporated by Reference. All documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

11.6.           Remedies Cumulative. No remedy herein conferred upon any Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

11.7.           Execution of Additional Documents. Each Party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

11.8.           Finders' and Related Fees. Each of the Parties hereto is responsible for, and shall indemnify the other against any claim by any third party to a fee, commission. bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

11.9.           Governing Law. This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

11.10.           Forum. Each of the Parties hereto agrees that any action or suit which may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

11.11.           Attorneys' Fees.  Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing Party shall be reimbursed by the nonprevai1ing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

11.12.           Binding Effect and Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

11.13.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

“Direct Success”	“MDWE”

Direct Success, Inc.	Midwest E.S.W.T. Corp.
A California corporation	a Nevada Corporation

/s/	/s/ Justin Nieters
By:	By: Justin Nieters
Its: President	Its: President

“Shareholders”

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